                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                   SUBSIDIARY                         STATE OF
                                                     INCORPORATION
Apex Financial, Inc.                                 Arizona
B&M Distributing, Inc.                               Arizona
Computerprofis Computersysteme und                   Germany
  Burokommunikation
Dionysos Einundvierzigste Vermogensverwaltungs       Germany
  GmbH
Direct Alliance Corporation                          Arizona
Insight Canada, Inc.                                 Arizona
Insight Direct (GB) Limited                          United Kingdom
Insight Direct (UK) Limited                          United Kingdom
Insight Direct Canada, Inc.                          Canada
Insight Direct USA, Inc.                             Arizona
Insight Direct Worldwide, Inc.                       Arizona
Insight Distribution G.P., Inc.                      Arizona
Insight Distribution LLC                             Arizona
Insight Distribution Network International, Inc.     Arizona
Insight Distribution Network, Inc.                   Arizona
Insight International, Inc.                          Arizona
Insight.com Bowl, Inc.                               Arizona
ITA, Inc.                                            Arizona
JDC, Inc.                                            Arizona
LC-Design Werbeagentur GmbH                          Germany
Plusnet Technologies Limited                         United Kingdom
Refurb Services, Inc.                                Arizona
Technology Direct, Inc.                              Arizona
TN, Inc.                                             Arizona
Treasure Chest Computers, Inc.                       Louisiana
